EXHIBIT 99.1

LITHIA MOTORS REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Medford, Oregon, February 24, 2010 (1:05 p.m. PT) – Lithia Motors, Inc. (NYSE: LAD) today reported, as previously announced, 2009 adjusted fourth quarter earnings of $0.01 per diluted share. This compares to a 2008 adjusted fourth quarter net loss of $(0.16) per diluted share. As shown in the attached reconciliation table, the 2009 results exclude non-cash charges on asset impairments and expenses related to reserves of $0.09 per share. The 2008 results exclude a one-time gain of $0.11 related to debt extinguishment, net of certain asset impairment charges. Unadjusted, net loss from continuing operations was $(2.1) million, or $(0.08) per diluted share, for the quarter ended December 31, 2009.

Fourth quarter 2009 revenue totaled $419 million, compared to $399 million in the year-ago period, an increase of 4.9%, driven primarily by higher used vehicle sales. Same store new vehicle sales increased 1.2% while used vehicle retail sales increased 17.9% when compared to the prior year. Service, body and parts same store sales declined 2.7% compared to the prior year.

Sid DeBoer, Lithia’s Chairman and CEO, commented, “Our fourth quarter results were impacted by weak new vehicle sales at our Chrysler stores. This was caused by the delay in the release of new products, like the 2010 Ram heavy duty pickup, and lower advertising and incentive spending by Chrysler which slowed floor traffic. In response, we focused on increasing used vehicle sales at the affected locations. We also improved new vehicle sales of our other brands. Excluding Chrysler, we had approximately 18.5% new vehicle same store sales growth over the fourth quarter of 2008. On an adjusted basis, we were profitable in the fourth quarter, despite significant headwinds.”

For the full year 2009, total sales declined 15.2% to $1.7 billion as compared to $2.1 billion in 2008. Same store new vehicle sales decreased 23.6%, retail used vehicle sales increased 3.1% and service, body and parts sales decreased 3.3%.

Adjusted net income from continuing operations for the full year 2009 was $0.50 per share, compared to $0.01 per share for 2008, as shown in the attached reconciliation table. Full year 2009 GAAP net income from continuing operations was $6.1 million, or $0.27 per diluted share, compared to a net loss from continuing operations of $(226.5) million, or $(11.22) per share in 2008.

Liquidity Update

Lithia ended the year with $74.2 million in immediately available funds, including $12.8 million in cash, $25.7 million in availability on its revolving credit facility, and $35.7 million in unfloored new vehicle inventory. At December 31, 2009, Lithia was in compliance with all debt covenants, and has no mortgage maturities until 2011.

Outlook for 2010

Lithia reaffirms its 2010 earnings guidance as provided on February 3, 2010. First quarter earnings guidance is projected within a range of $0.04 to $0.06 per diluted share. Full year 2010 earnings guidance is projected within a range of $0.55 to $0.63 per diluted share. This guidance includes approximately 18% additional dilution related to the equity offering completed in October 2009. Specific reference is made to the February 3, 2010 release for assumptions upon which this guidance was given.

Fourth Quarter Earnings Conference Call

The fourth quarter conference call may be accessed at 2:00 p.m. Pacific Time today by telephone at (800) 254-5933 Conference ID: 47221792 or via the internet (audio webcast) at www.lithia.com by clicking on “Investor Relations.” A playback of the conference call will be available after 5 p.m. Pacific Time February 24, 2010 through March 10, 2010 by calling (800) 642-1687 access code: 47221792 and via the internet at www.lithia.com.

An updated investor presentation containing fourth quarter and full year results can be accessed at www.lithia.com by clicking on "Investor Relations."

About Lithia

Lithia Motors, Inc. is a Fortune 800 Company, selling 26 brands of new and all brands of used vehicles at 85 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact the Investor Relations Department at (541) 776-6591 or visit www.lithia.com and click on “Investor Relations.”

Sites

www.lithia.com

www.lithiacares.com

www.lithiajobs.com

Lithia Motors on Facebook

http://www.facebook.com/profile.php?id=1270221622&ref=ts

Lithia Life on Facebook

http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube

http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter

http://twitter.com/LithiaLife

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. Forward-looking statements in this press release include our guidance regarding first quarter and full year 2010 results. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will." These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company's filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

Non-GAAP Financial Measures

The attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as net income and diluted earnings per share from continuing operations, cash flow from operations adjusted to include the change in non-trade floorplan debt, adjusted to exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding adjustments for items not related to the Company's ongoing core business operations or other non-cash adjustments, and improves the period-to-period comparability of the Company's results from its core business operations. LITHIA MOTORS, INC.

(In thousands except per share data)

Unaudited	Three Months Ended
	December 31,
	2009	2008	Variance	% Variance
New vehicle sales	$209,707	$206,207	$3,500	1.7%
Used vehicle sales	127,994	107,404	20,590	19.2
Finance and insurance	12,220	13,716	(1,496)	(10.9)
Service, body and parts	68,221	70,133	(1,912)	(2.7)
Fleet and other revenues	528	1,664	(1,136)	(68.3)
Total revenues	418,670	399,124	19,546	4.9

Cost of sales	343,265	323,127	20,138	6.2
Gross profit	75,405	75,997	(592)	(0.8)
Asset impairment charges	177	1,147	(970)	(84.6)
SG&A expense	66,083	67,437	(1,354)	(2.0)
Depreciation and amortization	6,331	3,980	2,351	59.1
Income from operations	2,814	3,433	(619)	(18.0)

Floorplan interest expense	(2,380)	(5,511)	3,131	56.8
Other interest expense	(3,474)	(4,215)	741	17.6
Other income, net	47	3,619	(3,572)	(98.7)
Loss from continuing operations before income taxes	(2,993)	(2,674)	(319)	(11.9)

Income tax benefit	923	1,667	(744)	(44.6)
Income tax rate	30.8%	62.3%
Loss from continuing operations	(2,070)	(1,007)	(1,063)	(105.6)%

Income (loss) from discontinued operations, net of income tax	516	(3,271)	3,787	NM
Net loss	$(1,554)	$(4,278)	2,724	63.7%

Diluted net income (loss) per share:
Continuing operations	$(0.08)	$(0.05)	$(0.03)	(60.0)%
Discontinued operations	0.02	(0.16)	0.18	NM
Net loss per share	$(0.06)	$(0.21)	$0.15	71.4

Diluted shares outstanding	25,113	20,519	4,594	22.4%

NM – not meaningful

LITHIA MOTORS, INC.
(Continuing operations) Unaudited	Three Months Ended December 31,
2009		2008	Variance	% Variance
Unit sales:
New vehicle	6,516	6,808	(292)	(4.3)%
Used - retail vehicle	6,420	5,880	540	9.2
Used - wholesale	3,139	2,860	279	9.8
Total units sold	16,075	15,548	527	3.4

Average selling price:
New vehicle	$ 32,183	$ 30,289	$ 1,894	6.3%
Used - retail vehicle	17,109	15,808	1,301	8.2
Used - wholesale	5,784	5,053	731	14.5

Gross margin/profit data
New vehicle retail	7.8%	8.7%	(90) bps
Used vehicle retail	13.8%	11.8%	200 bps
Used vehicle wholesale	(0.2)%	(4.9)%	470 bps
Service, body & parts	46.0%	48.1%	(210) bps
Finance & insurance	100.0%	100.0%	-
Gross profit margin	18.0%	19.0%	(100) bps
New retail gross profit/unit	$2,524	$2,629	$(105)
Used retail gross profit/unit	2,353	1,865	488
Used wholesale gross profit/unit	(13)	(247)	234
Finance & insurance/retail unit	945	1,081	(136)

Revenue mix:
New vehicles	50.1%	51.7%
Used retail vehicles	26.2%	23.3%
Used wholesale vehicles	4.4%	3.6%
Finance and insurance, net	2.9%	3.4%
Service and parts	16.3%	17.6%
Fleet and other	0.1%	0.4%

LITHIA MOTORS, INC.
(Continuing operations) Unaudited	Three Months Ended December 31,
	2009		2008
New vehicle unit sales brand mix:
Chrysler Brands	23.7%			35.9%
General Motors	17.4%			14.5%
Toyota	16.5%			15.3%
Honda	9.5%			7.5%
Ford	5.8%			4.6%
BMW	6.2%			5.3%
Hyundai	3.8%			4.1%
Nissan	3.7%			2.8%
Volkswagen, Audi	3.3%			3.2%
Subaru Mercedes	7.4 1.3	% %	4.6 1.3	% %
Other	1.4%			0.9%

(Selected Same Store Data)

Unaudited	Three Months Ended
	December 31,
	2009 vs. 2008	2008 vs. 2007
Same store revenue:
New vehicle retail sales	1.2%	(38.8)%
Chrysler Brands	(29.9)%	(41.4)%
General Motors	24.1%	(42.3)%
Toyota	5.8%	(33.0)%
All other brands	20.9%	(36.5)%
Used vehicle retail sales	17.9%	(17.7)%
Used wholesale sales	30.4%	(50.5)%
Total vehicle sales (excluding fleet)	7.4%	(34.6)%
Finance & insurance sales	(10.2)%	(33.1)%
Service, body and parts sales	(2.7)%	(0.7)%
Total sales (excluding fleet)	5.1%	(30.3)%
Total gross profit (excluding fleet)	2.5%	(19.4)%

LITHIA MOTORS, INC.

(In thousands except per share data)

Unaudited	Twelve Months Ended
	December 31,
	2009	2008	Variance	% Variance
New vehicle sales	$874,701	$1,147,418	$(272,717)	(23.8)%
Used vehicle sales	539,352	547,706	(8,354)	(1.5)
Finance and insurance	56,010	76,679	(20,669)	(27.0)
Service, body and parts	276,690	286,326	(9,636)	(3.4)
Fleet and other revenues	2,562	4,871	(2,309)	(47.4)
Total revenues	1,749,315	2,063,000	(313,685)	(15.2)

Cost of sales	1,419,696	1,706,525	(286,829)	(16.8)
Gross profit	329,619	356,475	(26,856)	(7.5)
Asset impairment charges	6,976	335,672	(328,696)	(97.9)
SG&A expense	270,245	307,316	(37,071)	(12.1)
Depreciation and amortization	18,248	16,943	1,305	7.7
Income (loss) from operations	34,150	(303,456)	337,606	NM

Floorplan interest expense	(10,878)	(20,517)	9,639	47.0
Other interest expense	(14,063)	(17,878)	3,815	21.3
Other income, net	1,494	6,624	(5,130)	(77.4)
Income (loss) from continuing operations before income taxes	10,703	(335,227)	345,930	NM

Income tax expense (benefit)	4,639	(108,720)	113,359	NM
Income tax rate	43.3%	32.4%
Income (loss) from continuing operations	6,064	(226,507)	232,571	NM	%

Income (loss) from discontinued operations, net of income tax	3,087	(26,079)	29,166	NM
Net income (loss)	$9,151	$(252,586)	$261,737	NM	%

Diluted net income (loss) per share:
Continuing operations	$0.27	$(11.22)	$11.49	NM	%
Discontinued operations	0.14	(1.29)	1.43	NM
Net income (loss) per share	$0.41	$(12.51)	$12.92	NM

Diluted shares outstanding	22,176	20,195	1,981	9.8%

NM – not meaningful

LITHIA MOTORS, INC.
(Continuing Operations) Unaudited	Twelve Months Ended December 31,
2009		2008	Variance	% Variance
Unit sales:
New vehicle	29,109	39,091	(9,982)	(25.5)%
Used - retail vehicle	28,750	27,305	1,445	5.3
Used - wholesale	13,413	15,840	(2,427)	(15.3)
Total units sold	71,272	82,236	(10,964)	(13.3)

Average selling price:
New vehicle	$ 30,049	$ 29,352	$ 697	2.4%
Used - retail vehicle	16,266	16,638	(372)	(2.2)
Used - wholesale	5,345	5,897	(552)	(9.4)

Gross margin/profit data
New vehicle retail	8.4%	7.9%	50 bps
Used vehicle retail	14.1%	11.5%	260 bps
Used vehicle wholesale	0.3%	(3.2)%	350 bps
Service, body & parts	47.9%	48.2%	(30) bps
Finance & insurance	100.0%	100.0%	-
Gross profit margin	18.8%	17.3%	150 bps
New retail gross profit/unit	$2,533	$2,325	$208
Used retail gross profit/unit	2,290	1,919	371
Used wholesale gross profit/unit	18	(191)	209
Finance & insurance/retail unit	968	1,155	(187)

Revenue mix:
New vehicles	50.0%	55.6%
Used retail vehicles	26.7%	22.0%
Used wholesale vehicles	4.2%	4.6%
Finance and insurance, net	3.2%	3.7%
Service and parts	15.8%	13.9%
Fleet and other	0.1%	0.2%

LITHIA MOTORS, INC.
(Continuing operations) Unaudited	Twelve Months Ended December 31,
	2009		2008
New vehicle unit sales brand mix:
Chrysler Brands	30.2%		33.9%
General Motors	15.6%		17.0%
Toyota	15.2%		15.5%
Honda	8.8%		8.3%
Ford	5.0%		4.2%
BMW	5.1%		4.9%
Hyundai	5.0%		4.1%
Nissan	3.9%		4.1%
Volkswagen, Audi	3.2%		2.6%
Subaru Mercedes	5.7 1.1	% %	3.4 0.9	% %
Other	1.2%		1.1%

(Selected same store data)

Unaudited	Twelve Months Ended
	December 31,
	2009 vs. 2008	2008 vs. 2007
Same store revenue:
New vehicle retail sales	(23.6)%	(25.4)%
Chrysler Brands	(32.1)%	(33.5)%
General Motors	(26.9)%	(15.0)%
Toyota	(27.0)%	(14.3)%
All other brands	(11.8)%	(24.9)%
Used vehicle retail sales	3.1%	(17.0)%
Used wholesale sales	(23.1)%	(30.2)%
Total vehicle sales (excluding fleet)	(16.4)%	(23.6)%
Finance & insurance sales	(26.2)%	(22.5)%
Service, body and parts sales	(3.3)%	0.1%
Total sales (excluding fleet)	(14.9)%	(20.9)%
Total gross profit (excluding fleet)	(6.3)%	(19.2)%

LITHIA MOTORS, INC.
Condensed balance sheet (dollars in thousands)
Unaudited
	December 31, 2009	December 31, 2008
Cash & cash equivalents	$12,776	$10,874
Trade receivables*	52,097	69,615
Inventory	328,726	422,812
Assets held for sale	11,693	161,423
Other current assets	12,771	31,828
Total current assets	418,063	696,552

Real estate, net	326,625	284,088
Equipment & other, net	59,429	62,188
Other assets	90,983	90,631
Total assets	$895,100	$1,133,459

Flooring notes payable	$210,488	$337,700
Liabilities related to assets held for sale	5,050	108,172
Current maturities of senior subordinated convertible notes	-	42,500
Current maturities of LOC	24,000	-
Other current liabilities	81,639	108,656
Total current liabilities	321,177	597,028

Real estate debt	230,265	163,708
Other long-term debt	2,800	101,476
Other liabilities	33,820	22,904
Total liabilities	$588,062	$885,116

Shareholders' equity	307,038	248,343

Total liabilities & shareholders' equity	$895,100	$1,133,459

*Note: Includes contracts-in-transit of $21,940 and $27,799 for 2009 and 2008, respectively

Other information
Lt debt/total cap (excludes real estate)	1%	29%
Book value per basic share	$13.93	$12.30

Debt covenant ratios
Requirement		As of December 31, 2009
Minimum tangible net worth	Not less than $200 million	$263.4 million
Vehicle equity	Not less than $45 million	$138.7 million
Fixed charge coverage ratio	Not less than 1.05 to 1	1.35 to 1
Liabilities to tangible net worth ratio	Not more than 4.00 to 1	2.23 to 1

The following table reconciles reported GAAP income (loss) per the income statement to non-GAAP income (loss):
Unaudited	Three Months Ended December 31,
	Net Income / (Loss)		Diluted earnings per share
Continuing Operations	2009	2008	2009	2008
As reported	$(2,070)	$(1,007)	$(0.08)	$(0.05)
Asset impairments	1,057	178	0.04	0.01
Reserve adjustments	1,145	-	0.05	-
Gain on extinguishment of debt	-	(2,366)	-	(0.12)
Adjusted	$132	$(3,195)	$0.01	$(0.16)

Discontinued Operations
As reported	$516	$(3,271)	$0.02	$(0.16)
Impairments and disposal (gain) loss	(1,491)	1,444	(0.06)	0.07
Adjusted	$(975)	$(1,827)	$(0.04)	$(0.09)

Consolidated Operations
As reported	$(1,554)	$(4,278)	$(0.06)	$(0.21)
Adjusted	$(843)	$(5,022)	$(0.03)	$(0.25)

	Twelve Months Ended December 31,
	Net Income / (Loss)		Diluted earnings per share
Continuing Operations	2009	2008	2009	2008
As reported	$6,064	$(226,507)	$0.27	$(11.22)
Asset impairments	4,618	230,241	0.22	11.40
Reserve adjustments	1,145	-	0.05	-
Gain on extinguishment of debt	(791)	(3,479)	(0.04)	(0.17)
Adjusted	$11,036	$255	$0.50	$0.01

Discontinued Operations
As reported	$3,087	$(26,079)	$0.14	$(1.29)
Impairments and disposal (gain) loss	(6,378)	18,962	(0.29)	0.94
Adjusted	$(3,291)	$(7,117)	$(0.15)	$(0.35)

Consolidated Operations
As reported	$9,151	$(252,586)	$0.41	$(12.51)
Adjusted	$7,745	$(6,862)	$0.35	$(0.34)

The following table reconciles GAAP cash flows from operations per the statement of cash flows to non-GAAP cash flows from operations:

Consolidated Statement of Cash Flows
Unaudited
	Twelve Months Ended December 31,
	2009	2008
As reported
Cash flows from operations	$9,934	$85,165
Flooring notes payable: non-trade	31,417	(16,803)
Adjusted	$41,351	$68,362

	2009	2008
As reported
Cash flows from financing	$(29,122)	$(100,242)
Flooring notes payable: non-trade	(31,417)	16,803
Adjusted	$(60,539)	$(80,439)